UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2006
DIRT MOTOR SPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18045	84-0953839

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 W. Main, Suite 150
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (887) 5-RACING
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Harvey W. Schiller, Ph.D. 66, has been appointed to the Company’s Board of Directors and elected as Chairman. Mr. Schiller shall serve on the Board until his election at the Company’s meeting of stockholders. Mr. Schiller has served as the Chairman and Chief Executive Officer of GlobalOptions Group, Inc. since June 2005. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S. from 2002 to 2004. Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002. His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference. Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General. Dr. Schiller is a partner in The QuanStar Group, LLC, a management consulting firm in New York.
     There are no family relationships among Mr. Schiller and our current officers or directors. Mr. Schiller did not have a direct or indirect material interest in any transaction with the Company occurring during the last two years.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
     The following is a list of exhibits filed as part of this Current Report on Form 8-K:
99.1	Press release announcing the appointment of Harvey W. Schiller, Ph.D., as Chairman of the Board of Directors.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 7, 2006		DIRT MOTOR SPORTS, INC.
	By:	/s/ Brian Carter
		Name:	Brian Carter
		Title:	Executive Vice President and CFO